UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 9, 2002
(Date of Earliest Event Reported)

HUMANA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-5975 (Commission File Number)	61-0647538 (I.R.S. Employer Tax Identification No.)

500 West Main Street
Louisville, KY 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant=s telephone number, including area code)

Item 5.   Other Events

           On September 9, 2002, Humana Inc. notified the Centers for Medicare and Medicaid Services (CMS) that the Company will remain in all ten market areas where it currently offers Medicare+Choice HMO plans, with exits from selected counties or parts of counties as described below.  The Company has filed applications to renew its contracts to serve approximately 350,000 of its Medicare+Choice members in these ten markets.  The applications include requests for service area and benefits modifications for Medicare+Choice HMO for 2003.  The applications include requests for the following exits covering a total of approximately 10,600 members as follows:

Humana Medicare+Choice plans in Lake County, Indiana (2,140 members affected) and portions of two Chicago-area counties - Cook (7,838 members affected) and Kane (125 members affected); and

Humana Medicare+Choice plans in two Corpus Christi, Texas-area counties - Jim Wells (440 members affected) and Refugio (100 members affected).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
BY: /s/ Arthur P. Hipwell Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    September 10, 2002